BeautyHealth Announces Business Transformation Program to Drive Profitability and Growth; Board of Directors Authorizes $100 Million Share Repurchase Sep 12, 2023 First phase of the transformation program expected to generate over $20 million annualized cost savings during Q1 2024; second phase expected to generate over $15 million annualized cost savings during Q2 2024 Company re-affirms long-term 2025 financial guidance of $600 to $700 million net sales, up to 500 basis points gross margin expansion vs. FY 2021, and 25 to 30% Adjusted EBITDA margin LONG BEACH, Calif.--(BUSINESS WIRE)--Sep. 12, 2023-- The Beauty Health Company (NASDAQ: SKIN), home to flagship brand Hydrafacial, today announced the launch of a business transformation program to drive profitable growth by reducing operating costs and streamlining its operations. Alongside this, its Board of Directors has authorized the Company to repurchase up to $100 million of its common stock. “The transformation program is an important step towards delivering our long-term growth and profitability targets in 2025 and beyond,” said BeautyHealth President and Chief Executive Officer Andrew Stanleick. “The actions announced today reflect our commitment to creating shareholder value.” Business Transformation Program This fall, BeautyHealth will initiate a two-phase transformation program to reduce costs and streamline its operations to drive profitable growth. Phase 1 of the program is expected to realize annualized cost savings of over $20 million during Q1 2024, with Phase 2 expected to realize over $15 million annualized cost savings during Q2 2024. In Phase 1, the Company will reduce costs by: Streamlining BeautyHealth’s go-to-market footprint, creating unified centers of excellence to support our brand growth. Modernizing processes by leveraging technology and automations. Advancing initiatives to drive manufacturing efficiencies. In Phase 2, the Company expects cost savings to be primarily driven by optimizing manufacturing operations. While implementing the transformation program, BeautyHealth does not expect to execute large-scale M&A transactions. The Company will provide an update on the program during its third quarter earnings call in November 2023. Share Repurchase Authorization The BeautyHealth Board of Directors has authorized the Company to repurchase up to $100 million of its common stock. In reaching its decision to authorize a share repurchase program, the Board of Directors evaluated factors such as capital deployment flexibility and the long-term growth outlook. Management plans to execute share repurchases via a Rule 10b5-1 trading plan to be implemented in Q3 2023. The extent to which the Company repurchases shares, and the timing of such repurchases, will depend upon a variety of factors as determined by the Company’s management. Purchases may be affected through one or more open market transactions, privately negotiated transactions, transactions structured through investment banking institutions, or a combination of the foregoing. The Company expects to fund its share repurchases with existing cash on hand and is not obligated under the program to acquire any particular amount of stock. The Company can suspend or terminate the program at any time. About The Beauty Health Company The Beauty Health Company (NASDAQ: SKIN) is a global category-creating company delivering millions of skin health experiences every year that help consumers reinvent their relationship with their skin, bodies, and self-confidence. Our brands are pioneers: Hydrafacial™ in hydradermabrasion, SkinStylus™ in microneedling, and Keravive™ in scalp health. Together, with our powerful community of estheticians, partners, and consumers, we are personalizing skin health for all ages, genders, skin tones, and skin types in more than 90 countries. We are committed to being ever more mindful in how we conduct our business to positively impact our communities and the planet. Find a local provider at https://hydrafacial.com/find-a-provider/, and learn more at beautyhealth.com or LinkedIn. Forward-Looking Statements Certain statements made in this release are “forward looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995, including statements regarding The Beauty Health Company’s strategy, plans, objectives, initiatives and financial outlook. When used in this press release, the words “estimates,” “projected,” “expects,” “anticipates,” “forecasts,” “plans,” “intends,” “believes,” “seeks,” “may,” “will,” “should,” “future,” “propose” and variations of these words or similar expressions (or the negative versions of such words or expressions) are intended to identify forward-looking statements. These forward-looking statements are not guarantees of future performance, conditions or results, and involve a number of known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside The Beauty Health Company’s control, that could cause actual results or outcomes to differ materially from those discussed in the forward-looking statements. As such, readers are cautioned not to place undue reliance on any forward-looking statements. Important factors that may affect actual results or outcomes include, among others: The Beauty Health Company’s ability to manage growth; The

Beauty Health Company’s ability to execute its business plan; potential litigation involving The Beauty Health Company; changes in applicable laws or regulations; and the possibility that The Beauty Health Company may be adversely affected by other economic, business, and/or competitive factors. The Beauty Health Company does not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by law. View source version on businesswire.com: https://www.businesswire.com/news/home/20230912503795/en/ Investors: IR@beautyhealth.com Press: press@beautyhealth.com Source: The Beauty Health Company